As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-278844

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INHIBIKASE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	26-3407249
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339

(678) 392-3419

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Milton H. Werner, Ph.D.

President and Chief Executive Officer

Inhibikase Therapeutics, Inc.

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339

(678) 392-3419

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Merrill M. Kraines Todd Kornfeld McDermott Will & Emery LLP One Vanderbilt Avenue New York, New York 10017-3852 (212) 547-5616	Faith L. Charles Todd Mason Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 (212) 344-5680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 (“Amendment No. 4”) to the Registration Statement on Form S-1 (File No. 333-278844) of Inhibikase Therapeutics, Inc. (“Registration Statement”) is being filed solely for the purpose of filing an updated legal opinion as Exhibit 5.1. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibit 5.1 and the Exhibit Index. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 4.

Item 16. Exhibits.

EXHIBIT INDEX

		Where Located
Exhibit Number	Description*	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

1.1**	Form of Placement Agency Agreement.

3.1	Amended and Restated Certificate of Incorporation of Inhibikase Therapeutics, Inc.	8-K	001-39676	3.1	12/29/2020

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Inhibikase Therapeutics, Inc.	8-K	001-39676	3.1	6/29/2023

3.3	Amended and Restated Bylaws of Inhibikase Therapeutics, Inc.	8-K	001-39676	3.2	12/29/2020

4.1	Specimen common stock Certificate of the Registrant.	S-1	333-240036	4.1	07/23/2020

4.2	Form of Warrant to purchase common stock of the Registrant, issued to each of the members of the Scientific Advisory Board and the investor named in Schedule A thereto.	S-1	333-240036	4.2	07/23/2020

4.3	Warrant, issued by Inhibikase Therapeutics, Inc. to Kubera North America, Inc., dated October 5, 2018.	S-1	333-240036	4.3	07/23/2020

4.4	Warrant, issued by Inhibikase Therapeutics, Inc. to Francis E. McDaniel, dated January 1, 2019.	S-1A	333-240036	4.4	09/15/2020

4.5	Warrant, issued by Inhibikase Therapeutics, Inc. to Francis E. McDaniel, dated March 31, 2020.	S-1	333-240036	4.5	07/23/2020

4.6	Form of Representative’s Warrant.	S-1	333-240036	4.6	07/23/2020

4.7	Form of Late IPO Warrant.	S-1	333-240036	4.7	07/23/2020

4.8	Form of Private Common Warrant (January 2023).	8-K	001-39676	4.2	01/26/2023

4.9	Form of PIPE Common Warrant (January 2023).	8-K	001-39676	4.4	01/26/2023

		Where Located
Exhibit Number	Description*	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

4.10	Form of Placement Agent Warrant (January 2023).	8-K	001-39676	4.5	01/26/2023

4.11**	Form of Common Warrant.

4.12**	Form of Pre-Funded Warrant.

4.13**	Form of Placement Agent Warrant.

4.14**	Form of Warrant Agency Agreement.

5.1	Opinion of McDermott Will & Emery LLP.					X

10.1	Collaborative Research and Development Agreement, by and between Inhibikase Therapeutics, Inc. and Sphaera Pharma Pte. Ltd., dated February 29, 2012.	S-1	333-240036	10.2	07/23/2020

10.2	First Amendment to Collaborative Research and Development Agreement, by and between Inhibikase Therapeutics Inc. and Sphaera Pharma Pte. Ltd., dated October 5, 2012.	S-1	333-240036	10.3	07/23/2020

10.3#	2011 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-240036	10.4	07/23/2020

10.4#	2020 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-240036	10.5	12/04/2020

10.5#	Employment Agreement, by and between Inhibikase Therapeutics, Inc. and Milton H. Werner Ph.D., effective upon the completion of the Company’s Initial Public Offering.	S-1	333-240036	10.7	07/23/2020

10.6	Form of Inhibikase Therapeutics, Inc. Directors and Officers Indemnification Agreement.	S-1	333-240036	10.9	07/23/2020

10.7	Side Letter to Subscription Agreement of Joseph Ventures Allium, LLC, dated July 19, 2018.	S-1	333-240036	10.11	07/23/2020

10.8	Side Letter to Subscription Agreement of Joseph Ventures Allium, LLC, dated August 31, 2018.	S-1	333-240036	10.12	07/23/2020

10.9	Side Letter to Subscription Agreement of Joseph Ventures Allium, LLC, dated June 15, 2018.	S-1	333-240036	10.13	07/23/2020

10.10	Form of Representative’s Warrant Agreement.	8-K	001-39676	4.1	06/16/2021

		Where Located
Exhibit Number	Description*	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

10.11#	Amendment dated March 3, 2022 to the Employment Agreement, by and between Inhibikase Therapeutics, Inc. and Milton H. Werner, Ph.D., dated December 28, 2020.	8-K	001-39676	10.1	03/08/2022

10.12	Form of Stock Option Grant Notice and Award Agreement.	8-K	001-39676	10.3	03/08/2022

10.13#	Form of Director Offer Letter.	8-K	001-39676	10.1	09/01/2022

10.14	Securities Purchase Agreement, dated as of January 25, 2023 (Registered Direct).	8-K	001-39676	10.1	01/26/2023

10.15	Securities Purchase Agreement, dated as of January 25, 2023 (PIPE).	8-K	001-39676	10.2	01/26/2023

10.16	Registration Rights Agreement, dated as of January 25, 2023 (PIPE).	8-K	001-39676	10.3	01/26/2023

10.17	At The Market Offering Agreement, dated February 1, 2024, by and between Inhibikase Therapeutics, Inc. and H.C. Wainwright & Co., LLC.	8-K	001-39676	10.1	02/01/2024

10.18**	Employment Agreement between Inhibikase Therapeutics, Inc. and Garth Lees-Rolfe, dated as of April 1, 2024.

10.19**	Form of Securities Purchase Agreement.

21.1	Subsidiaries of the Registrant.	10-K	001-39676	21.1	03/31/2023

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of McDermott Will and Emery LLP (included in Exhibit 5.1).					X

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table.

(#)	A contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.
(*)

Certain of the agreements filed as exhibits contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(**)	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 9th day of May, 2024.

INHIBIKASE THERAPEUTICS, INC.

By:	/s/ Milton H. Werner
Milton H. Werner, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Milton H. Werner Milton H. Werner, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2024

/s/ Garth Lees-Rolfe Garth Lees-Rolfe, CPA	Chief Financial Officer (Principal Financial Officer)	May 9, 2024

* Dennis Berman	Director	May 9, 2024

* Roy Freeman	Director	May 9, 2024

* Paul Grint	Director	May 9, 2024

* Gisele Dion	Director	May 9, 2024

*By:	/s/ Milton H. Werner
Milton H. Werner, Ph.D.
Attorney-In-Fact